UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 29, 2012
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 29, 2012, Darden Restaurants, Inc. (the “Company”) completed its acquisition of Yard House USA, Inc., a Delaware corporation (“Yard House”), pursuant to an Agreement and Plan of Merger, dated as of July 12, 2012, among the Company, Yard House, Stout Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of the Company, TSG5 L.P., a Delaware limited partnership, and certain other stockholders of Yard House. The total purchase price paid by the Company for this acquisition, including fees and expenses, was approximately $585 million. The total transaction price includes approximately $30 million of cash tax benefits that are expected to be realized by the Company in fiscal 2013 and fiscal 2014.
A copy of the news release issued by the Company on August 29, 2012 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number    Description

99.1	News release dated August 29, 2012, entitled “Darden Restaurants Completes Acquisition of Yard House USA, Inc.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ C. Bradford Richmond
C. Bradford Richmond
Senior Vice President and Chief Financial Officer
Date: August 29, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	News release dated August 29, 2012, entitled “Darden Restaurants Completes Acquisition of Yard House USA, Inc.”

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